Exhibit 10.1

PROMISSORY NOTE

$8,400,000.00	Atlanta, Georgia April 18, 2002

          FOR VALUE RECEIVED, SYSTEMAX SUWANEE LLC ("Maker"), a Delaware limited liability company, having an office at c/o Systemax Inc., 22 Harbor Park Drive, Port Washington, New York 11050, promises to pay to NEW YORK LIFE INSURANCE COMPANY ("Holder"), a New York mutual insurance company, having its principal office at 51 Madison Avenue, New York, New York 10010-1603, or order, without offset, at its principal office in New York, New York, or at such other place as may be designated in writing by Holder, the principal sum of Eight Million Four Hundred Thousand and No/100 Dollars ($8,400,000.00), lawful money of the United States of America, together with interest thereon at the rate ("Interest Rate") of seven and four hundredths percent (7.04%) per annum, payable in monthly payments ("Payments") of Sixty-One Thousand Five Hundred Twenty-Three Dollars ($61,523.00), commencing on the tenth (10th) day of June, 2002 and payable on the tenth (10th) day of each and every month thereafter until and including May 10, 2012 ("Maturity Date"). In addition, on the Maturity Date, Maker shall pay to Holder the entire unpaid principal balance of this Note, together with all interest then accrued thereon pursuant to this Note and all other Obligations (as hereinafter defined) then unpaid pursuant to the Loan Instruments (as hereinafter defined). Holder shall apply each Payment, when received, first to the Obligations, other than principal and interest, which are then due and payable, but only if so elected by Holder in its sole and absolute discretion, and then to the payment of accrued interest on the outstanding principal balance hereof and the remainder to the reduction of such principal balance. Interest from the date of disbursement through and including May 9, 2002, is due and payable on the date of this Note and shall be computed on the basis of the actual number of days in such period over a 360 day year.

          This Note is secured by, among other things, (a) a Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement ("Security Deed"), dated as of the date hereof, granted by Maker to Holder and encumbering premises and other property ("Secured Property") more particularly described in the Security Deed and (b) an Assignment of Leases, Rents, Income and Cash Collateral, dated as of the date hereof, from Maker to Holder. Obligations, Loan Instruments and all other capitalized terms used in this Note and not expressly defined herein shall have the meanings assigned to such terms in the Security Deed. The terms and provisions of the Loan Instruments, other than this Note, are hereby fully incorporated into this Note by reference.

          From and after the earlier to occur of an Event of Default or the Maturity Date, the aggregate amount of the Obligations shall automatically bear interest at an annual rate ("Increased Rate") equal to the Interest Rate plus five percentage points, unless compliance with applicable law requires a lesser interest rate, in which event the aggregate amount of the Obligations shall bear interest at the maximum rate permitted by law.

          Any default in the making of any Payment or in the making of any payment due pursuant to Section 1.04 of the Security Deed or in the making of any other deposit or reserve due pursuant to any Loan Instrument on the date the same is due will result in loss and additional expense to Holder in servicing the Obligations, handling such delinquent payments and meeting its other financial obligations. Accordingly, upon the occurrence of any such default, Maker shall pay, without regard to any grace periods, a late charge ("Late Charge") of four percent (4%) of each such overdue Payment. Maker agrees that (a) the exact amount of such loss and additional expense is extremely difficult, if not impossible to determine, (b) the Late Charge is a reasonable estimate of such loss and expense and therefore does not constitute a penalty and (c) in addition to, and not in lieu of, the exercise of any other remedies to which Holder may be entitled, Holder may collect from Maker all Late Charges for the purpose of defraying such loss and expense, unless applicable law requires a lesser such charge, in which event Holder may collect from Maker a Late Charge at the maximum rate permitted by applicable law.

           Maker may not prepay the Obligations prior to June 10, 2007 ("Closed Period"). On June 10, 2007, or on the tenth (10th) day of any month thereafter, Maker may prepay the outstanding principal balance of this Note (in whole but not in part), together with accrued interest thereon to the date of prepayment and any other outstanding Obligations, provided that Maker gives Holder not less than ninety (90) and not more than one hundred (100) days prior written notice of Maker’s intention to make such prepayment, and provided further that, in addition to paying the entire outstanding principal balance of this Note, all accrued interest thereon and any other outstanding Obligations, Maker pays to Holder the Make-Whole Amount. Any prepayment notice given by Maker shall be deemed null and void if the prepayment covered by such notice is not made within thirty (30) days of the date specified in Maker’s prepayment notice as the designated date for prepayment.

           "Make-Whole Amount" with respect to any prepayment that occurs after the Closed Period means an amount equal to the greater of (a) one percent (1%) of the then entire outstanding principal balance of this Note or (b) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest (including any balloon payment), determined by discounting such payments at the Monthly Equivalent Treasury Security Rate (as hereinafter defined), less the amount of principal being prepaid, provided such difference shall not be less than zero. "Monthly Equivalent Treasury Security Rate" means the rate which, when compounded monthly, results in a yield that is equivalent to the yield on the Equivalent U.S. Treasury Security, which is compounded semi-annually. "Equivalent U.S. Treasury Security" means the U.S. treasury bill, note or bond, having a maturity date closest in maturity to the Maturity Date, as reported in The Wall Street Journal (or, if The Wall Street Journal is no longer published, another daily financial publication of national circulation selected by Holder) on the third (3rd) business day preceding the date of prepayment. Maker waives any right of prepayment except as expressly provided herein and as may be provided in the other Loan Instruments.

          If the outstanding principal balance of this Note or any portion thereof shall become due and payable or shall be paid as a result of (a) an Event of Default (which Event of Default shall be conclusively deemed to be a willful default made for the purpose of avoiding payment of the Make-Whole Amount), (b) the exercise by Maker or any other person of any right of redemption or the taking by Maker or any other person of any other action to prevent a foreclosure of the Secured Property, or (c) a casualty or condemnation with respect to the Secured Property, unless the proceeds or award are applied to payment of the Indebtedness at the election of Lender absent an Event of Default; then Maker shall pay to Holder the Make-Whole Amount computed, to the extent not prohibited by applicable law, as if Maker had elected to prepay this Note, as provided in the preceding paragraph, on the date of such Event of Default, exercise, action, casualty or condemnation, as applicable. If such Event of Default, exercise, action, casualty or condemnation occurs during the Closed Period, then, to the extent not prohibited by applicable law, the Make-Whole Amount shall be equal to the greater of (a) ten percent (10%) of the principal balance of this Note then unpaid or (b) the Make-Whole Amount, as calculated in the manner set forth in the immediately preceding paragraph.

          From and after the existence of an Event of Default, Holder, at its option, may declare all Obligations to be immediately due and payable, then or thereafter, as Holder may elect, regardless of the stated Maturity Date of this Note.

          If Holder collects all or any part of the Obligations by an action, at law or in equity, or in any bankruptcy, receivership or other court proceeding (whether at the trial or appellate level), or if this Note is placed in the hands of attorney(s) for collection, Maker shall pay, in addition to the principal and interest due or deemed to be due, whether by acceleration or otherwise, and in addition to the Make-Whole Amount (a) all costs, including, without limitation, attorneys’ fees and expenses, of collecting or attempting to collect all amounts due pursuant to this Note and all other Obligations, of enforcing or attempting to enforce Holder’s rights and remedies pursuant to the Loan Instruments and of protecting the collateral securing this Note, (b) all Late Charges due pursuant to this Note and (c) interest, at the Increased Rate, computed on the amount of the Obligations.

          The failure by Holder to exercise any right, power, privilege, remedy or option as to maturity, foreclosure or otherwise, provided in any Loan Instrument or otherwise available at law or in equity (each a "Remedy" and collectively, "Remedies") before or after any Event of Default, in any one or more instances, or the acceptance by Holder of any partial payment or partial performance, shall not constitute a waiver of any default or any Remedy, each of which shall remain continuously in force, until waived in writing by Holder. Holder, at its option, may rescind, in writing, any acceleration of this Note, but the tender and acceptance of partial payment or partial performance alone shall not rescind or in any other way affect any acceleration of this Note or the exercise by Holder of any of its Remedies.

           Maker and Holder intend to comply strictly with all usury laws now or hereafter in force in the jurisdiction ("State") in which the Secured Property is located, and all interest payable pursuant to this Note or any other Loan Instrument shall be reduced to the maximum amount which is not in excess of the maximum non-usurious rate of interest applicable to this Note or any other Loan Instrument ("Legal Rate") allowed under the usury laws of the State, as now or hereafter construed by the courts having jurisdiction over such matters. If the aggregate of all interest (whether designated as interest, Late Charges, Make-Whole Amount or otherwise) contracted for, chargeable or receivable pursuant to this Note or any other Loan Instrument, whether upon regular payment or acceleration or otherwise, exceeds the Legal Rate, it shall conclusively be deemed a mutual mistake. Such excess shall be canceled automatically, and, if theretofore paid, shall, at the option of Holder, either be rebated to Maker or credited in reduction of the outstanding principal balance of this Note, or, if this Note has been repaid, such excess shall be rebated to Maker. In the event of a conflict between the provision of this paragraph and the provisions of any other portion of this Note or any other Loan Instrument, the provisions of this paragraph shall control.

          Maker waives all requirements for presentment, protest, notice of protest, notice of dishonor, demand for payment and diligence in collection of this Note or the Loan Instruments, and any and all other notices and matters of a like nature, except for those expressly required by the Security Deed. Without notice to Maker and without discharging Maker’s liability hereunder, Maker consents to any extension of time (whether one or more) of payment of this Note, release of all or any part of the security for the payment of this Note or release of any Person liable for payment of this Note.

          This Note may be changed only by an agreement, in writing, signed by Maker and Holder. Maker waives and renounces all homestead exemption rights as to the Obligations or any renewal or extension thereof. No failure or delay on the part of Holder in exercising any Remedy pursuant to this Note or any Loan Instrument, and no course of dealing between Maker and Holder, shall operate as a waiver of any Remedy, nor shall any single or partial exercise of any Remedy preclude any other or further exercise thereof or the exercise of any other Remedy. All Remedies expressly provided for in the Loan Instruments are cumulative, and are not exclusive of any rights, powers, privileges or remedies which Holder would otherwise have at law or equity. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances, nor shall any such notice or demand constitute a waiver of the right of Holder to take any other or further action in any circumstances without notice or demand.

          The obligations of each Person and entity comprising Maker shall be joint and several. The unenforceability or invalidity of any provision of this Note as to any Person or circumstance shall not render that provision unenforceable or invalid as to any other Person or circumstance, and all provisions hereof, in all other respects, shall remain valid and enforceable.

          If an Event of Default has occurred (and regardless of whether or not it has been cured), Holder may exercise any and all Remedies, and shall have full recourse to the Secured Property and to any other collateral given by Maker to secure any or all of the Obligations, provided that any judgment obtained by Holder in any proceeding to enforce the Remedies shall be enforced only against the Secured Property and/or such other collateral. Notwithstanding the foregoing, Holder may name Maker or any of its successors or assigns or any Person holding under or through them as parties to any actions, suits or other proceedings initiated by Holder to enforce any Remedies against the Secured Property and/or such other collateral, including without, limitation, any action, suit or proceeding to foreclose the lien of the Security Deed against the Secured Property or to otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of any or all of the Obligations. The restriction on enforcement contained in the first sentence of this paragraph shall not apply to, and Maker shall be personally liable for, all losses, claims, damages, costs, expenses and/or liabilities, including, without limitation, attorneys’ fees and expenses, incurred by Holder (a) as a result of any material misstatement of fact (i) by Maker or any Person constituting Maker, made to induce Holder to advance the principal amount evidenced hereby or (ii) contained in any Loan Instrument, (b) as a result of fraud committed by Maker or any Person constituting Maker, (c) as a result of the collection or application of any insurance proceeds, condemnation awards, trust funds or Rents in a manner which is not in accordance with the provisions of the Loan Instruments, (d) as a result of the breach of any representation or warranty contained in the Sections of the Security Deed pertaining to environmental matters, including without limitation, Sections 1.05E(4), 2.03(C) and 2.03(D), or any default with respect to any covenant contained in the Sections of the Security Deed pertaining to environmental matters, including without limitation, Section 1.05(E), (e) as a result of any default with respect to Maker’s covenant to pay Impositions or insurance premiums pursuant to the Security Deed, (f) arising from, in respect of, as a consequence of, or in connection with: (i) the existence of any circumstance or the occurrence of any action described in Section 1.05E(1) of the Security Deed, (ii) claims asserted by any Person (including, without limitation, any Governmental Agency) in connection with, or in any way arising out of, the presence, storage, use, disposal, generation, transportation or treatment of any Hazardous Material on, in, under or about the Secured Property, (iii) the violation or claimed violation of any law relating to any Hazardous Material or any other Environmental Requirement in regard to the Secured Property, regardless of whether or not such violation or claimed violation occurred prior to or after the date of this Note or whether or not such violation or claimed violation occurred prior to or after the time that Maker became the owner of the Secured Property, or (iv) the preparation of any environmental audit as to the Secured Property, whether conducted or authorized by Maker, Holder or any other Person or the implementation of any environmental audit’s recommendations, or (g) as a result of any intentional, bad faith waste of the Secured Property committed by Maker or its agents (such damages to include, without limitation, all repair costs incurred by Maker). In addition, and notwithstanding the restriction on enforcement contained in the first sentence of this paragraph, Maker also shall be personally liable for and Holder may seek judgment against Maker for all outstanding principal, interest and other Obligations if there shall be a violation of Section 1.11 of the Security Deed and/or in the event that any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to or acquiesced in by Maker or any Guarantor and/or if any proceeding for the dissolution or liquidation of Maker or any Guarantor shall be instituted by Maker or any Guarantor. The restriction on enforcement contained in the first sentence of this paragraph shall not apply to the Environmental Indemnity Agreement of even date herewith executed by Maker and the other indemnitors, if any, in favor of Holder or to the Guarantee of even date herewith executed by Guarantor for the benefit of Holder. It is expressly understood and agreed, however, that nothing contained in this paragraph shall (x) in any manner or way constitute or be deemed to be a release of the Obligations or otherwise affect or impair the enforceability of the liens, assignments, rights and security interests created by the Security Deed or any of the other Loan Instruments or any future advance or any related agreements or (y) preclude Holder from foreclosing the Security Deed or from exercising its other remedies set forth in the Security Deed or the Assignment, or from enforcing any of its rights and remedies in law or in equity (including, without limitation, injunctive and declaratory relief, restraining orders and receivership proceedings), except as provided in this paragraph.

          If any payment required hereunder or under any other Loan Instrument becomes due on a Saturday, Sunday, or legal holiday in the state in which the Premises are located, then such payment shall be due and payable on the immediately preceding business day.

           "Maker" and "Holder" shall be deemed to include the respective heirs, administrators, legal representatives, successors and assigns of Maker and Holder.

          Time is of the essence with respect to each and every provision hereof.

          This Note shall be governed by, and construed and enforced in accordance with the laws of the State, other than such laws with respect to conflicts of laws.

          In the event of any inconsistencies between the terms of this Note and the terms of any other Loan Instruments, the terms of this Note shall prevail.

          Whenever herein or in any other Loan Instrument the Maker is obligated to pay for the attorneys’ fees of Holder, or the phrase "reasonable attorney’s fees" or a similar phrase is used, it shall be the Borrower’s obligation to pay the attorney’s fees actually incurred, at standard hourly rates, without regard to statutory interpretation under O.C.G.A. §13-1-11, which shall not apply, the parties hereby waiving the application of said code section.

[SIGNATURE BEGINS NEXT PAGE]

          IN WITNESS WHEREOF, Maker has executed this Note under seal as of the date first above written.

Systemax Suwanee LLC, a Delaware limited liability company By: /s/ Steven M. Goldschein Name: Steven M. Goldschein Title: Manager By: /s/ Curt S. Rush Name: Curt S. Rush Title: Secretary" [SEAL]

[Signature Page to $8,400,000.00 Promissory Note Payable to the order of New York Life Insurance Company]